EXHIBIT 99.4

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                            STOCK PURCHASE AGREEMENT



                                     BETWEEN



                          SUTTER OPPORTUNITY FUND, LLC
                             AS SELLING SHAREHOLDER


                                       AND


                          AMERICAN REALTY TRUST, INC.,
                                  AS PURCHASER






                            -------------------------

                           DATED AS OF AUGUST 26, 1998
                            -------------------------


              -----------------------------------------------------



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                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is entered into this 26th day of August, 1998, between Sutter Opportunity Fund, LLC (the "Selling Shareholder") and American Realty Trust, Inc. (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Selling Shareholder owns 919,400 outstanding shares of beneficial interest of EQK Realty Investors I ("EQK"), par value $0.01 per share (the "Common Stock");

         WHEREAS, the Selling Shareholder desires to sell to the Purchaser all of the shares of Common Stock owned by such Selling Shareholder for the consideration set forth herein; and

         WHEREAS, the Purchaser desires to purchase from the Selling Shareholder such shares of Common Stock on the terms and subject to the conditions set forth herein; and

         WHEREAS, immediately after the execution of this Agreement, the Purchaser will file a Registration Statement on Form S-3 (the "Registration Statement") for registration of 105,655 shares of its Preferred Stock (as defined in Section 1.2) under the Securities Act of 1933, as amended (the "Securities Act").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

         Section 1.1. PURCHASE AND SALE OF SHARES. On the Closing Date (as defined in Section 1.3), pursuant to the terms and conditions of this Agreement, the Selling Shareholder shall sell and transfer to the Purchaser, and the Purchaser shall purchase and accept from the Selling Shareholder, 919,400 shares of Common Stock (collectively, the "Shares") for the Purchase Price (as defined in Section 1.2).

         Section 1.2. PURCHASE PRICE. The aggregate purchase price payable by the Purchaser to the Selling Shareholder for the Shares shall be $275,820.00 payable exclusively as 27,582 shares of Series F Cumulative Convertible Preferred Stock, par value $2.00 per share, with a stated liquidation value of $10.00 per share, of the Purchaser (such shares, the "Preferred Stock", and the aggregate liquidation value of the Preferred Stock so delivered to the Selling Shareholder, the "Purchase Price").



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         Section 1.3.    CLOSING. The closing of the purchase and sale of the
Shares contemplated hereby (the "Closing") will take place at the offices of Andrews & Kurth L.L.P., in Dallas, Texas, at a mutually agreeable time, following the satisfaction of each of the conditions described in Sections 4.1 and 4.2 hereof, or on such other day as may be mutually agreed upon in writing by the Purchaser and the Selling Shareholder (the "Closing Date"). Prior to the Closing Date, (i) the Selling Shareholder shall have delivered or caused to be delivered to The Depository Trust Company ("DTC") or a participant thereof (a "Participant") the certificate or certificates representing the Shares, along with a duly executed stock power attached thereto and such other assignments or instruments of conveyance and transfer, in form and substance reasonably satisfactory to the Purchaser and its counsel, as shall be effective to vest in the Purchaser all of the Selling Shareholder's right, title and interest in and to the Shares, and (ii) the Purchaser shall have delivered or caused to be delivered to DTC or a Participant the certificate or certificates representing the Preferred Stock, registered in the name of "CEDE & CO.", as DTC's nominee, along with an irrevocable instruction letter to DTC instructing DTC to release the Preferred Stock to the Selling Shareholder upon delivery and release by the Selling Shareholders of the Shares to Purchaser. Notwithstanding the foregoing, the procedures for delivery of the Shares and the Preferred Stock set forth above may be varied, if necessary, in order to comply with the standard practices and procedures of DTC.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1. REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDER. The Selling Shareholder hereby covenants with, represents and warrants to the Purchaser as follows:

                  (A) Shares. The Shares are now, and on the Closing Date will be, owned of record and beneficially by the Selling Shareholder free and clear of any security interest, pledge, option, lien, claim, commitment, proxy, equity, right, restriction on transfer or encumbrance of any nature whatsoever (collectively, "Encumbrances"). The Shares constitute all of the Common Stock owned by the Selling Shareholder. There are no Encumbrances whatsoever, fixed or contingent, that directly or indirectly, (i) provide for the sale, pledge or other transfer or disposition of any of the Shares held by the Selling Shareholder, any interest therein or any rights with respect thereto, or relate to the voting, disposition, exercise, conversion or control of the Shares or (ii) obligate the Selling Shareholder to grant, offer or enter into any of the foregoing. Except as provided for herein and except for any restrictions on transfer under applicable state and federal securities laws, upon the Closing, the Purchaser will acquire valid and indefeasible title to the Shares free and clear of any Encumbrance.

                  (B) Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Selling Shareholder will not result in a violation or breach of or constitute a default under any term or provision of the Selling Shareholder's organizational documents.


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



                  (C) No Conflicts. The execution and delivery of this Agreement by the Selling Shareholder, and the consummation of the transactions contemplated hereby, will not conflict with or violate any agreement, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to or binding on the Selling Shareholder.

                  (D) Organization, Qualification and Authority of the Selling Shareholder. The Selling Shareholder is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Selling Shareholder has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes a legal, valid and binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, subject to bankruptcy, court or regulatory agency order and the exercise of such equitable remedies as may be applicable or available to the Selling Shareholder.

                  (E) No Consents or Approvals. Except such filings as may be necessary under the Investment Company Act of 1940, as amended, and the federal securities laws, the Selling Shareholder is not required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality, and no waiver, consent, approval or authorization of any governmental or regulatory authority or any other person is required to be obtained or made by the Selling Shareholder, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (F) No Commission. The Selling Shareholder has not employed any broker, agent, finder or advisor in connection with any transaction contemplated by this Agreement. The Selling Shareholder hereby indemnifies the Purchaser against any liability for a broker's commission or agent or finder's fee of any description incurred by the Selling Shareholder with respect to any transaction contemplated by this Agreement.

                  (G) Litigation. As of the date hereof, no action, suit, proceeding or governmental investigation is pending or, to the knowledge of the Selling Shareholder, threatened that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

                  (H) Disclosure. No representation or warranty by the Selling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Purchaser pursuant hereto, or in connection with the execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or, subject to any applicable qualifications contained in such certificate, schedule, statement, document or instrument, omits or will omit to state a material fact necessary in order to make any statement herein or therein not misleading, in light of the circumstances under which they were made.


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                  (I)    Solvency. The Selling Shareholder is not now insolvent,
         nor will it be rendered insolvent by the consummation of the transactions contemplated by this Agreement. As used in this Section 2.1(I), "insolvent" means, for the Selling Shareholder, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or secured or unsecured.

                  (J) Institutional Accredited Investor Status. The Selling Shareholder is an institutional "accredited investor" within the meaning of subparagraph (3) of Rule 501(a) under the Securities Act.

         Section 2.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to, and agrees with, the Selling Shareholder as follows:

                  (A) Organization and Authority of the Purchaser. The Purchaser has been duly incorporated, is validly existing and is in good standing under the laws of the State of Georgia, has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, court or regulatory agency order and the exercise of such equitable remedies as may be applicable or available to the Purchaser.

                  (B) Litigation. As of the date hereof, no action, suit, proceeding or governmental investigation is pending or, to the knowledge of the Purchaser, threatened that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

                  (C) Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser will not result in a violation or breach of or constitute a default under any term or provision of the articles of incorporation or bylaws of the Purchaser.

                  (D) No Conflicts. The execution and delivery of this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or violate any agreement, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to or binding on the Purchaser.

                  (E) No Consents or Approvals. The Purchaser is not required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality, and no waiver, consent, approval or authorization of any governmental or regulatory authority or any other person is required to be obtained or made by the Purchaser, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC"), (ii) the


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         filing of a certificate of merger for EQK Realty Investors I ("EQK")
         and ART Newco, L.L.C. with the Secretary of State of the Commonwealth of Massachusetts, (iii) the filing of a Schedule 13D with the SEC, and
         (iv) any such other filings, consents or approvals that may be necessary or required solely by reason of EQK's (as opposed to any other third party's) participation in the transactions contemplated hereby.

                  (F) Purchase Price. The Purchaser has authorized the issuance of the number of shares of Preferred Stock necessary to consummate the transactions contemplated by this Agreement. The Preferred Stock will, upon consummation of the transactions contemplated by this Agreement, be owned of record and beneficially by the Selling Shareholder free and clear of any Encumbrances. There are no Encumbrances whatsoever, fixed or contingent, that directly or indirectly, (i) provide for the sale, pledge or other transfer or disposition of any of the Preferred Stock, any interest therein or any rights with respect thereto, or relate to the voting, disposition, exercise, conversion or control of the Preferred Stock or (ii) obligate the Purchaser to grant, offer or enter into any of the foregoing. Except as provided for herein and except for any restrictions on transfer under applicable state and federal securities laws, upon the Closing, the Selling Shareholder will acquire valid and indefeasible title to the Preferred Stock free and clear of any Encumbrance.

                  (G) Commission. Purchaser hereby indemnifies the Selling Shareholder against any liability for a broker's commission, finder's fee or other fee of any description incurred by the Purchaser with respect to any transaction contemplated by this Agreement.

                  (H) Disclosure. No representation or warranty by the Purchaser in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Selling Shareholder pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or, subject to any applicable qualifications contained in such certificate, schedule, statement, document or instrument, omits or will omit to state a material fact necessary in order to make any statement herein or therein not misleading in light of the circumstances under which they were made.

                  (I) Registration and Listing of the Preferred Stock. Following the execution of this Agreement by the Selling Shareholder, Purchaser will promptly take such actions as are necessary and within its control to cause the Preferred Stock to become (i) registered under the Securities Act pursuant to the Registration Statement, and (ii) listed, and thereafter to continue to be listed, for trading on the New York Stock Exchange or another national securities exchange, including, without limitation, the Nasdaq Stock Market (such securities exchange, the "Securities Exchange").


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                                   ARTICLE III

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         Section 3.1. TRANSFER TAXES. The Purchaser will pay all transfer, federal, state or local taxes, if any, payable in connection with the transfer of the Shares to Purchaser pursuant to this Agreement. In addition, the Purchaser will pay all transfer taxes, if any, payable in connection with the transfer or issuance of the Preferred Stock to Selling Shareholder pursuant to this Agreement. The Selling Shareholder will pay all federal, state and local income taxes, if any, payable in connection with gains associated with the transfer or issuance of the Preferred Stock to Selling Shareholder pursuant to this Agreement.

         Section 3.2. CONFIDENTIALITY. The Purchaser and the Selling Shareholder, and each of their respective officers, directors, representatives and agents ("Representatives"), if any, agree to treat all information exchanged by the parties hereto and their Representatives in connection with the transactions contemplated herein, as confidential, including all notes, analyses, compilations, studies or other documents, whether prepared by any party hereto or others, which contain or otherwise reflect such information (collectively, the "Confidential Information"). Except as required by law, the Purchaser and the Selling Shareholder agree that they shall not disclose any Confidential Information to third parties without the express written consent of each other party hereto. The obligations of the Purchaser and the Selling Shareholder hereunder will continue in full force and effect until Closing, and, if this Agreement is terminated, will remain in full force and effect. The Purchaser and the Selling Shareholder further agree that they (and their Representatives) will not use any of the Confidential Information for any reason or purpose other than to evaluate the transactions contemplated by this Agreement.

            The term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure in breach of this Section 3.2 by any party hereto or any Representative, (ii) was available to any party hereto on a non-confidential basis prior to its disclosure to such party by any other party hereto or their respective Representatives, or (iii) was or is disclosed to any party hereto on a non-confidential basis from a source other than any other party hereto or their respective Representatives, provided that such source was or is, to the best of such party's knowledge, at the time of such disclosure, not prohibited from transmitting the information to such party or such party's Representatives by a contractual, legal or fiduciary obligation.

         Section 3.3. REGULATORY AND OTHER AUTHORIZATIONS. Each of the parties hereto will use its commercially reasonable efforts to obtain the authorizations, consents, orders and approvals of governmental authorities that may be or become necessary for the performance of his, her or its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully with each other in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of their respective obligations pursuant to this Agreement. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals and will use reasonable efforts to secure such approvals as promptly as possible.


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         Section 3.4.    SATISFACTION OF CONDITIONS. Each of the parties hereto
will use his, her or its reasonable efforts to satisfy at or prior to the Closing Date each of the conditions to the other party's obligations set forth in Article IV hereof.

         Section 3.5. FURTHER ASSURANCES. At any time and from time to time after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated by this Agreement.

         Section 3.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made pursuant to or in connection with this Agreement shall survive (A) the execution and delivery of this Agreement,
(B) any investigation at any time made by or on behalf of the parties hereto and
(C) for a period of one year thereafter, the Closing. If the Closing does not take place, each representation, warranty and covenant shall terminate upon the termination of this Agreement pursuant to Section 5.1.

         Section 3.7. COVENANT NOT TO PURCHASE ADDITIONAL COMMON STOCK. In consideration for Purchaser's purchase of Shares from Selling Shareholder, Selling Shareholder hereby covenants that it will not purchase or otherwise acquire any additional shares of Common Stock for a period commencing on the date hereof and ending 42 months after the Closing Date.

         Section 3.8. RESTRICTIONS ON TRANSFER OF PREFERRED STOCK. Selling Shareholder understands that the Preferred Stock shall be subject to transfer restrictions under Rule 144 ("Rule 144") promulgated under the Securities Act and the applicable regulations promulgated by the SEC, and that the Preferred Stock may only be sold (i) pursuant to the Registration Statement or another registration statement with respect to the Preferred Stock which has been declared effective by the SEC, (ii) in transactions which comply with the provisions of Rule 144, or (iii) in a transaction that is exempt from registration under the Securities Act. Purchaser hereby covenants to maintain the effectiveness of the Registration Statement for a period of two years after the Closing Date and to provide the Selling Shareholder or the Securities Exchange, as applicable, upon the request of the Selling Shareholder, with a resale prospectus relating to the Preferred Stock during such two-year period. Purchaser further covenants that, during such two year period, Purchaser shall use all reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 of the Securities Act. On or before the Closing Date, Purchaser shall deliver a copy of the prospectus constituting part of the Registration Statement to the applicable Securities Exchange upon which the Preferred Stock is to be listed.



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




                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         Section 4.1. CONDITIONS TO OBLIGATION OF THE SELLING SHAREHOLDER TO CLOSE. The obligation of the Selling Shareholder to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, unless waived in writing by the Selling Shareholder:

                  (A) Regulatory and Other Authorizations. All authorizations, consents, approvals and orders of, and notices to, governmental authorities or instrumentalities necessary for the performance by the Selling Shareholder of this Agreement and the consummation by the Selling Shareholder of the sale of the Shares and the other transactions contemplated by this Agreement shall have been obtained or made, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein, or any of them, not be consummated (collectively, an "Order").

                  (B) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at the date hereof, and at and as of the Closing Date, as if they were made at and as of the Closing Date, except for any representations and warranties made or given as of a specific date, which shall be true and correct in all material respects as of such date; and the Purchaser shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (C) Certificate. The Purchaser shall have delivered to the Selling Shareholder a certificate of the Purchaser, dated the Closing Date, to the effect that the condition specified in paragraph (B) of this Section 4.1 has been satisfied.

                  (D) Transfer of Preferred Stock. All legal instruments and other documents required for the Purchaser to effect the transfer of the Preferred Stock to the Selling Shareholder free and clear of all liens and encumbrances shall have been duly executed.

                  (E) Approval of Merger Agreement. The Board of Trustees and shareholders of EQK shall have approved the Amended and Restated Agreement and Plan of Merger dated as of August 25, 1998 by and among the Purchaser, ART Newco, L.L.C. ("ART Newco"), Basic Capital Management, Inc., EQK and Lend Lease Portfolio Management, Inc. (the "Merger Agreement") and the transactions contemplated thereby, including without limitation the amendment and restatement of EQK's Amended and Restated Declaration of Trust and the execution of the new advisory agreement, identified in the Merger Agreement, between EQK and Basic Capital Management, Inc.

                  (F) Effectiveness of Registration Statements. The Registration Statement shall have been declared effective by the SEC and no stop order suspending effectiveness of the

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         Registration Statement shall have been issued by the SEC on or prior to the Closing Date. In addition, the Purchaser's registration statement on Form S-4 (the "Form S-4 Registration Statement") with respect to the issuance of Preferred Shares in connection with the Merger Agreement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC on or prior to the Closing Date.

                  (G) Sale of Harrisburg East Mall and Acquisition of Oak Tree Village. EQK shall have (i) sold the real property known as the "Harrisburg East Mall," paid off the related mortgages thereon and distributed the net proceeds of such sale to the EQK shareholders, including the Selling Shareholder, and (ii) acquired from the Purchaser, upon terms and conditions mutually acceptable to EQK and the Purchaser, that certain retail shopping center known as the "Oak Tree Village" and located in Lubbock, Texas.

         Section 4.2. CONDITIONS TO OBLIGATION OF THE PURCHASER TO CLOSE. The obligation of the Purchaser to consummate the Closing is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Purchaser:

                  (A) Regulatory and Other Authorizations. All authorizations, consents, approvals and orders of, and notices to, governmental authorities or instrumentalities necessary for the performance by the Purchaser of this Agreement and the consummation by the Purchaser of the purchase of the Shares and the other transactions contemplated hereunder shall have been obtained or made and there shall be no Order in effect.

                  (B) Representations and Warranties. The representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct in all material respects at the date hereof, and at and as of the Closing Date, as if they were made at and as of the Closing Date, except for any representations and warranties made or given as of a specified date, which shall be true and correct in all material respects as of such date.

                  (C) Certificate. The Selling Shareholder shall have delivered to the Purchaser a certificate of the Selling Shareholder, dated the Closing Date, to the effect that the condition specified in paragraph (B) of this Section 4.2 has been satisfied.

                  (D) Transfer of Shares. All legal instruments and other documents required for the Selling Shareholder to effect the transfer of the Shares owned by the Selling Shareholder to the Purchaser free and clear of all liens and encumbrances shall have been duly executed.

                  (E) Approval of Merger Agreement. The Board of Trustees and shareholders of EQK shall have approved the Merger Agreement and the transactions contemplated thereby (collectively, the "Merger-Related Transactions"), including, without limitation, the amendment and restatement of EQK's Amended and Restated Declaration of Trust, the execution of a new advisory agreement between EQK and Basic Capital Management, Inc., and the election of the new Board of Trustees. The Selling Shareholder hereby agrees to vote in favor of the Merger-Related Transactions.


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



                  (F) Effectiveness of Registration Statements. The Registration Statement and the Form S-4 Registration Statement shall each have been declared effective by the SEC and no stop order suspending effectiveness of the Registration Statement or the Form S-4 Registration Statement shall have been issued by the SEC on or prior to the Closing Date.

                  (G) Sale of Harrisburg East Mall and Acquisition of Oak Tree Village. EQK shall have (i) sold the real property known as the "Harrisburg East Mall," paid off the related mortgages thereon and distributed the net proceeds of such sale to the EQK shareholders, including the Selling Shareholder, and (ii) acquired from the Purchaser, upon terms and conditions mutually acceptable to EQK and the Purchaser, that certain retail shopping center known as the "Oak Tree Village" and located in Lubbock, Texas.

                                    ARTICLE V

                                   TERMINATION

         Section 5.1. TERMINATION. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated only (A) by the mutual written consent of the Purchaser and the Selling Shareholder, (B) by either the Purchaser, on the one hand, or the Selling Shareholder, on the other hand, at any time, in the event of a breach by the other party which breach remains uncured for ten (10) calendar days after notice in writing of such breach is delivered to the breaching party, or (C) by either the Purchaser, on the one hand, or the Selling Shareholder, on the other hand, by written notice to the other if the Closing has not occurred prior to December 15, 1998, unless the Closing has not occurred solely by reason of the failure of the party seeking to terminate this Agreement to perform or observe any of the covenants or agreements hereof to be performed by such party prior thereto.

         Section 5.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 5.1, this Agreement, other than with respect to the parties' respective indemnification obligations under Sections 2.1(F) and 2.2(G), the parties' obligations under Section 3.2, and the parties' obligations under Sections 7.1 and 7.2, will thereafter become void and have no effect, and there will be no liability on the part of any party or its stockholders or directors or officers in respect thereof, except that nothing herein will relieve any party from liability for any breach of this Agreement occurring prior to such termination.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1. INDEMNIFICATION BY THE SELLING SHAREHOLDER. Subject to the terms of this Article VI, the Selling Shareholder shall indemnify and hold harmless the Purchaser and each of its officers, directors, employees and controlling persons from any liability, damage, loss, penalty, cost or expense, including reasonable attorneys' fees and costs of investigating and defending lawsuits, complaints, actions or other pending or threatened litigation, after receiving full credit for the amount of any payments actually received as a result of insurance coverage ("Costs") arising from or attributable to any breach of or inaccuracy in any representation, warranty, covenant or agreement



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made by the Selling Shareholder herein; provided, however, the Purchaser shall give the Selling Shareholder written notice as soon as practicable after the discovery thereof of any suspected breach of or inaccuracy in any representation, warranty, covenant or agreement made by the Selling Shareholder, and if the Selling Shareholder is able to cure such breach or inaccuracy within ten days after receipt of such written notice, without any Costs being incurred by the Purchaser, the indemnification provisions set forth in this Section 6.1 shall not apply with respect to such breach or inaccuracy.

         Section 6.2. THE SELLING SHAREHOLDER'S LIMITATION ON LIABILITY. Notwithstanding any other provision in this Agreement, the obligation of the Selling Shareholder to indemnify the Purchaser and its officers, directors, employees and controlling persons pursuant to Section 6.1 against any Costs sustained by reason of any claim made under Section 6.1 shall be limited to claims as to which the Purchaser has given to the Selling Shareholder written notice thereof; provided, however, that any delay or failure to notify the Selling Shareholder of any claim shall not relieve the Selling Shareholder from any liability except to the extent that the Selling Shareholder demonstrates that the defense of such action is materially prejudiced by such delay or failure to notify.

         Section 6.3. INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify and hold harmless the Selling Shareholder and each of its officers, directors, employees and controlling persons, if any, from any Costs arising from or attributable to any breach of or inaccuracy in any representation, warranty, covenant or agreement made by the Purchaser herein; provided, however, the Selling Shareholder shall give the Purchaser written notice as soon as practicable after the discovery thereof of any suspected breach of or inaccuracy in any representation, warranty, covenant or agreement made by the Purchaser, and if the Purchaser is able to cure such breach or inaccuracy within ten days after receipt of such written notice, without any Costs being incurred by the Selling Shareholder, the indemnification provisions set forth in this Section
6.3 shall not apply with respect to such breach or inaccuracy.

         Section 6.4. THE PURCHASER'S LIMITATION ON LIABILITY. Notwithstanding any other provision in this Agreement, the obligation of the Purchaser to indemnify the Selling Shareholder pursuant to Section 6.3 against any Costs sustained by reason of any claim made under Section 6.3 shall be limited to claims as to which the Selling Shareholder has given to the Purchaser written notice thereof; provided, however, that any delay or failure to notify the Purchaser of any claim shall not relieve the Purchaser from any liability except to the extent that the Purchaser demonstrates that the defense of such action is materially prejudiced by such delay or failure to notify.

         Section 6.5. PROCEDURES FOR THIRD PARTY CLAIMS. Within twenty (20) days after the assertion by any third party of any claim against any indemnitee that, in the judgment of such indemnitee, may result in the incurrence by such indemnitee of Costs for which such indemnitee would be entitled to indemnification pursuant to this Agreement, such indemnitee shall deliver to the indemnitor a written notice (the "Indemnity Notice") describing in reasonable detail such claim; provided, however, that any delay or failure to notify the indemnitor of any claim shall not relieve it from any liability except to the extent that the indemnitor demonstrates that the defense of such action is materially prejudiced by such delay or failure to notify. In the case of third party claims, the indemnitor shall, within ten (10) days of receipt of notice of such claim, notify the indemnitee of its intention to assume the defense of such claim. If the indemnitor shall assume the defense of the claim, the indemnitor shall have the right and obligation (A) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the indemnitee, (B) to take all other required steps or proceedings to settle or defend any such claims, and (C) to employ counsel to contest any such claim or liability in the name of the indemnitee or otherwise. If defendants in any action include the indemnitee and the indemnitor, and the indemnitee shall have been advised by its counsel in writing that there may be legal defenses available to the indemnitee which are different from or in addition to those available to the indemnitor, the indemnitee shall have the right to employ its own counsel in such action, and, in such event, the fees and expenses of such counsel shall be borne by the indemnitor. If the indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the indemnitee may defend against any such claim or litigation in such manner as it may deem appropriate and the indemnitee may settle such claim or litigation on such terms as it may deem appropriate; provided, however, that any such settlement shall be subject to the prior consent of the indemnitor, which consent shall not be unreasonably withheld. Within ten (10) days after final determination with respect to a third party claim, the indemnitor shall pay to the indemnitee the Costs incurred by indemnitee in respect of which indemnity may be sought pursuant to this Section 6.5. In the case of a non-third party claim, payment of damages incurred by the indemnitee shall be made by the indemnitor within ten
(10) days after receipt of the Indemnity Notice by indemnitor.

         A final determination of a disputed claim as to damages shall be (A) a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed,
(B) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award or if the time within which to move to set such award aside has elapsed, (C) a written agreement as to the termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys, (D) a written acknowledgment of the indemnitor that he, she or it no longer disputes the validity of such claim, or
(E) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. EXPENSES. Unless otherwise indicated, the parties will bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisers, finders, brokers, consultants, actuaries and independent accountants) incurred in connection with the negotiation, preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

         Section 7.2. PUBLIC DISCLOSURE. Each of the parties to this Agreement hereby agrees with each other party that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties.

         Section 7.3. GOVERNING LAW. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the internal, substantive law of the State of Georgia without reference to principles of conflicts of laws.

         Section 7.4. NOTICES. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to the appropriate party at the following addresses:

                (i)      if to the Purchaser:

                               American Realty Trust, Inc.
                               c/o Basic Capital Management, Inc.
                               10670 North Central Expressway, Suite 400
                               Dallas, Texas 75231
                               Attention: Robert A. Waldman

                (ii)     if to the Selling Shareholder:

                               Sutter Opportunity Fund, LLC
                               595 Market Street, Suite 2100
                               San Francisco, California 94105
                               Attention: Robert E. Dixon

or at such other place or places or to such other persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

         Section 7.5. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and will not in any way affect interpretation of this Agreement.

         Section 7.6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the other party within five (5) days of the applicable facsimile transmission, provided, however, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of the Agreement.

         Section 7.7. ASSIGNMENT. Except as provided in the following sentence, this Agreement may not be assigned, by operation of law or otherwise. The Purchaser may assign its rights under this Agreement in whole or in part to a wholly owned subsidiary of the Purchaser that will take title to the Shares and will assume all obligations of the Purchaser hereunder; provided, however, in such event, the Purchaser will remain fully liable for the fulfillment of all such obligations. This Agreement will be binding upon and inure to the benefit of successors and assigns of the parties hereto.

         Section 7.8. MISCELLANEOUS. This Agreement (A) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; and (B) is not intended to confer upon any other persons any rights or remedies hereunder. If any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 7.9. SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that the breach of the provisions of this Agreement by the Selling Shareholder or the Purchaser could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies available and all remedies herein are in addition to any remedies available at law or otherwise.

         Section 7.10. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party to this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        SELLING SHAREHOLDER:

                                        SUTTER OPPORTUNITY FUND, LLC

                                        By:  Sutter Capital Management, LLC,
                                             as Manager


                                        By /s/ Robert E. Dixon
                                           -------------------------------------
                                               Robert E. Dixon, as Manager


                                        PURCHASER:

                                        AMERICAN REALTY TRUST, INC.



                                        By /s/ A. Cal Rossi, Jr.
                                           -------------------------------------
                                        Name:  A. Cal Rossi, Jr.
                                             -----------------------------------
                                        Title: Vice President / ART
                                              ----------------------------------